EXHIBIT 10.1  CHANGE IN CONTROL AGREEMENT BETWEEN COMMERCIAL AND
              WILLIAM E. MILDREN, JR.

                                                                 11/20/96



                      COMMERCIAL BANCSHARES, INCORPORATED
                        EMPLOYMENT CONTINUITY AGREEMENT
                        -------------------------------

   THIS EMPLOYMENT CONTINUITY AGREEMENT (this "Agreement") is between COMMERCIAL BANCSHARES, INCORPORATED, a West Virginia corporation (referred to in this Agreement as the "Company," which term includes any subsidiary of the Company where the context so requires), and William E. Mildren, Jr. ("Executive") and is effective as of November 1, 1996.

   The Company's Board of Directors (the "Board") acknowledges that Executive's contributions to the past and future growth and success of the Company have been and will continue to be substantial. As a publicly held corporation, the Board recognizes that there exists a possibility of a change in control of the Company. The Board also recognizes that the possibility of such a change in control may contribute to uncertainty on the part of senior management and may result in the departure or distraction of senior management from their operating responsibilities.

   Outstanding management of the Company is essential to advancing the best interests of the Company and its shareholders. In the event of a threat or occurrence of a bid to acquire or change control of the Company or to effect a business combination, it is particularly important that the Company's business be continued with a minimum of disruption. The Board believes that the objective of securing and retaining outstanding management will be achieved if the Company's key management employees are given assurances of employment security so they will not be distracted by personal uncertainties and risks created by such circumstances.

   The Board believes that such assurances will secure the continued services of the Company's key operational and management executives in the performance of both their regular duties and such extra duties as may be required of them during such periods of uncertainty, enable the Company to rely on such executives to manage its affairs during any such period with less concern for their personal risks, and enhance the Company's ability to attract new key executives as needed.

   The Executive Committee (the "Committee") of the Board has recommended, and the Board has approved, entering into employment continuity agreements with the Company's key management executives, including Executive, in order to achieve the foregoing objectives; and Executive is a key management executive of the Company.

   The Company and Executive enter into this Agreement to induce Executive to remain an employee of the Company and to continue to devote his full energy to the Company's affairs.

   1.   Employment.
        ----------

        (a)   Effective Date.  The Company and Executive hereby agree that
              --------------
Executive's employment shall continue on and after November 1, 1996 (the "Effective Date"). The terms and conditions of Executive's employment are further described in Section 2.
                     -------

        (b)   Employment Period.  If Executive is employed by the Company on the
              -----------------
Control Change Date, the Company further agrees that the Company shall continue to employ Executive and Executive further agrees that Executive shall continue as an employee of the Company for the Employment Period. For purposes of this Agreement, the Employment Period begins on the Control Change Date and ends on the earlier of the third anniversary of the Control Change Date or on Executive's Normal Retirement Date (as defined under the Company's Employee Stock Ownership Plan, as in effect on the Effective Date or as amended prior to the Control Change Date). During the Employment Period, the terms and conditions of Executive's employment are described in Section 3.
                                                       ---------

        (c)   Change in Control and Control Change Date.  For purposes of this
              -----------------------------------------
Agreement, a Change in Control occurs if: (i) after the Effective Date, any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases are directors at the time the purchases are made); or (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these transactions, the Continuing Directors cease to constitute a majority of the Company's Board, or any successor's board, within two years of the last of such transactions. For purposes of the preceding sentence, "Continuing Director" means any member of the Company's Board while a member of the Board, and who (i) was a director of the Company before the transactions described in the preceding sentence or (ii) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors; and "Person" means any individual, firm, corporation, partnership or other entity, including a "group" as defined in subsection
                                                                ----------
13(d)(3) of the Securities Exchange Act of 1934, and any successor (by merger or
--------
otherwise) of such entity. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i) or (ii) of the first sentence of this Section 1(c) occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

   2.   Terms of Employment Before a Control Change Date.
        ------------------------------------------------

        (a)   General Duties.  Excluding periods of vacation and sick leave to
              --------------
which Executive is entitled, Executive shall continue to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by Executive immediately before the Effective Date.

        (b)   Place of Employment.  Executive's services shall be performed at
              -------------------
the location where Executive was employed immediately before the Effective Date. If the Company and Executive agree, however, the location of Executive's employment may be changed without affecting Executive's rights under this Agreement.

        (c)   Working Facilities and Support Staff.  Executive is entitled to
              ------------------------------------
an office of a size and with furnishings and other appointments at least equal to those provided to Executive before the Effective Date. Executive is entitled to secretarial and other assistance, and to such other facilities, equipment, and supplies at least equal to those provided to Executive before the Effective Date.

        (d)   Expenses Generally.  Executive is entitled to receive prompt
              ------------------
reimbursement for all reasonable expenses incurred by Executive. Reimbursement shall be made in accordance with the Company's policies and procedures in effect on the Effective Date or amended prior to the Control Change Date.

        (e)   Meetings, Conventions, and Seminars.  Executive is encouraged and
              -----------------------------------
is expected to attend seminars, professional meetings and conventions, and educational courses. The cost of travel, tuition or registration, food, and lodging for attending those activities shall be paid by the Company. Other costs shall be paid by Executive, unless the Company authorizes those costs. If those other costs are authorized expenses, Executive shall be reimbursed after satisfying the Company's policies and procedures for such reimbursement.

        (f)   Promotional Expenses.  Executive is encouraged and is expected,
              --------------------
from time promotional expenses include travel, entertainment (including memberships in social and athletic clubs), professional advancement, and community service expenses. Executive agrees to bear those expenses except to the extent that those expenses are incurred at the Company's specific direction or those expenses are specifically authorized by the Company as expenses that the Company may pay directly or indirectly through reimbursement to Executive.

        (g)   Outside Activities.  Executive may (i) serve on corporate, civic,
              ------------------
or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions; and (iii) manage personal investments, provided that such activities do not significantly interfere with the performance of Executive's responsibilities for the Company. To the extent that any such activities have been conducted by Executive before the Effective Date, such prior conduct of activities and any subsequent conduct of activities similar in nature and scope shall not be deemed to interfere with the performance of Executive's responsibilities for the Company.

        (h)   Compensation and Fringe Benefits.  Executive's compensation
              --------------------------------
(including his annual base salary and incentive compensation) and benefits generally are the same as those in effect on the Effective Date. Executive's compensation and benefits are, however, subject to periodic review and adjustment by the Company. This subsection 2(h) does not change the terms of any fringe benefit
              ---------------
program or employee benefit plan maintained by the Company and does not give Executive any additional vested interest in any compensation or benefit to which Executive is not already entitled under any such program or plan on the Effective Date. Generally, Executive's benefits include the following items, all of which are subject to periodic review and adjustment: (i) Executive is entitled to fringe benefits, including use of an automobile and payment of related expenses, and payment of country club dues, both in accordance with the Company's policies in effect on the Effective Date or as amended prior to a Control Change Date; (ii) Executive is entitled to receive all group life, accidental death and dismemberment, long-term disability, and medical insurance benefits available to Executive according to Company policies and Company maintained employee benefit plans in effect on the Effective Date or as amended prior to a Control Change Date; (iii) Executive is entitled to paid vacation in accordance with the Company's policies in effect on the Effective Date or as amended prior to a Control Change Date; and (iv) Executive is entitled to sick leave in accordance with the Company's policies in effect on the Effective Date or as amended prior to a Control Change Date; and (v) Executive is entitled to participate in the Company's supplemental income program.

        (i)   Disability.
              ----------

              (i) The Company may terminate this Agreement if Executive becomes Disabled by giving to Executive written notice of its intention to terminate Executive's employment. If Executive becomes Disabled and does not return to full-time performance of his duties for the Company within [90] days after Executive receives the Company's notice, Executive's employment with the Company shall terminate effective on the [90th] day after receipt of such notice (the "Disability Effective Date"). For purposes of this Agreement, "Disabled" means that Executive is entitled to receive benefits under a long-term disability insurance policy maintained by the Company.

              (ii) If Executive's employment is terminated because Executive is Disabled, Executive is entitled after the Disability Effective Date to receive disability and other benefits on a basis comparable to those provided by the Company to disabled employees and their families in accordance with such plans, programs, and policies relating to disability, if any, as in effect on the Effective Date or as amended prior to a Control Change Date.

        (j)   Confidential Information.  Executive shall hold in a fiduciary
              ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company and its business, which is obtained by Executive during Executive's employment by the Company and which is not public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After the termination of Executive's employment with the Company, Executive shall not, without the Company's prior written consent, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it to receive such information, knowledge, or data. In no event may an asserted violation of this subsection 2(j) constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

        (k)   Records and Files.  All records and files concerning the Company
              -----------------
or the Company's clients and customers belong to and remain the property of the Company.

   3.   Terms of Employment After the Control Change Date.
        -------------------------------------------------

        (a)   General.  During the Employment Period, the terms and conditions
              -------
of Executive's employment, as described in Section 2, continue in effect, except
                                           ---------
that such terms and conditions are fixed as of the day before the Control Change Date and Executive's compensation and benefits are governed by subsection
                                                               ----------
(3)(b).
------

        (b)   Compensation and Fringe Benefits.  During the Employment Period,
              --------------------------------
the Company shall (i) continue to pay Executive an annual base salary not less than Executive's annual base salary on the day before the Control Change Date,
(ii) pay Executive bonuses in amounts not less in amount than those paid to Executive during the 12-month period preceding the day before the Control Change Date, and (iii) continue employee benefit plans and programs as to Executive at levels in effect on the day before the Control Change Date (to the extent practicable and subject to such reductions as may be required to maintain such plans in compliance with applicable nondiscrimination and other federal laws regulating employee benefit plans and programs) or pay Executive an amount necessary to provide essentially comparable benefits (assuming, in the case of insured benefits, that Executive is then insurable at standard rates).

   4.   Liquidated Damages Upon Termination of Employment.
        -------------------------------------------------

        (a)   General.  Executive is entitled to receive Continued Compensation
              -------
according to the remaining provisions of this Section if Executive's employment with the Company terminates during the Employment Period because of an event described in subsection 4(b) or 4(c), but subject to Executive's offer to work
              -----------------------
that is rejected by the Company. If Executive's employment terminates during the Employment Period and if an event described in subsection 4(b) or 4(c) has
                                                    -----------------------
not occurred, this Agreement terminates.

        (b)   Termination by the Company.  Subject to the conditions of Section
              --------------------------
4(h), Executive is entitled to receive Continued Compensation if Executive's employment is terminated by the Company without cause ("cause" being limited to Executive's acts of theft, embezzlement, fraud, or moral turpitude).

        (c)   Voluntary Termination.
              ---------------------

              (i) Subject to the conditions of subsection 4(h), Executive is entitled to receive Continued Compensation if Executive voluntarily terminates employment after (A) Executive does not receive salary increases, bonuses, and incentive awards comparable to the salary increases, bonuses, and incentive awards that Executive received in prior years or, if greater, that other executives in comparable positions receive in the current year; or (B) Executive's compensation or employment related benefits are reduced; or (C) Executive's status, title(s), office(s), working conditions, or management responsibilities are diminished (other than changes in reporting or management responsibilities required by applicable federal or state law); or (D) Executive's place of employment is changed in any way without Executive's consent. Executive will be entitled to receive Continued Compensation on account of his voluntary termination under this subsection 4(c)(i) only if such
                                        ------------------
voluntary termination occurs within six months after an event described in (A),
(B), (C), or (D), or within six months after the last in a series of such events.

              (ii) Anything in this Agreement to the contrary notwithstanding, within 12 months after a Control Change Date Executive may voluntarily terminate his employment with the Company and, in such event, will be entitled to receive Continued Compensation equal to one times Executive's Base Period Income, paid in 12 equal monthly installments. During such period of payment of Continued Compensation, Executive shall not be required to comply with subsection 4(h), it
                                                             ---------------
being the intention of the parties that if Executive is receiving Continued Compensation under this subsection 4(c)(ii), he shall be free to compete with
                        -------------------
the Company during such period (and thereafter) by being employed by another financial institution in Wood County, West Virginia or Washington County, Ohio.

        (d)   Continued Compensation.  Continued Compensation equal to three
              ----------------------
times Executive's Base Period Income shall be paid in 36 equal monthly installments. Continued Compensation payments to Executive shall commence on the first day of the month following Executive's termination of employment with the Company because of an event described in subsection 4(b) or 4(c)(i) and shall
                                         --------------------------
continue on the first day of each of the next thirty-five months, subject to receipt by the Company of notification from the Accounting Firm (defined below) of its determination regarding the reduction, if any, of Continued Compensation according to subsection 4(g).
             ---------------

        (e)   Base Period Income.  Executive's Base Period Income equals his
              ------------------
annual base salary as of Executive's termination date, plus an amount equal to the bonus awarded to Executive for the fiscal year immediately prior to the fiscal year in which Executive's termination date occurs (but in no event shall such amount be less than the bonus amount required to be paid during the Employment Period under subsection 3(b)(ii)). Amounts of such base salary and
                        --------------------
bonus that Executive has elected to defer during the relevant period are included in Base Period Income.

        (f)   Other Payments or Benefits.  In addition to any payments provided
              --------------------------
under this Agreement or under any other arrangement between the Company and Executive, Executive is entitled to (i) any cash or property due him as a result of the exercise of a stock option granted under the Company's Employee Stock Ownership Plan or an earlier plan or a successor plan, and (ii) during any period in which Continued Compensation is paid, any other payments or benefits due him, whether or not "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (but subject to Section 4(g)) including amounts that Executive is entitled to receive under Company maintained tax-qualified plans and any health care coverage under Company maintained welfare plans for which Executive pays the cost.

        (g)   Certain Reduction of Continued Compensation.
              -------------------------------------------

              (i)  For purposes of this subsection 4(g),
                                        ---------------

                   (A) A "Payment" means any amount that, if paid, would be a payment or distribution in the nature of compensation to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise;

                   (B) "Continued Compensation" means a Payment paid or payable pursuant to subsection 4(d) (calculated as if there were no reduction of Continued Compensation according to this subsection 4(g));
                                         ----------------

                   (C) "Reduced Amount" means the largest amount of Payments that may be paid that will result in no portion of any Payments being subject to the excise tax imposed by Section 4999 of the Code.

              (ii) Despite any other Section of this Agreement, if Harman, Thompson, Mallory & Ice, A.C., the accounting firm that is at the time engaged to audit the Company's financial statements (the "Accounting Firm") determines that receipt of all Payments would subject Executive to tax under Section 4999 of the Code, it shall determine the amount of Payments that would meet the definition of a "Reduced Amount." In that event, one or more Payments shall be reduced to that Reduced Amount, but not below zero. If any reduction of Payments is required by the preceding sentence, (A) Payments other than Continued Compensation shall be reduced first, and (B) Continued Compensation shall be reduced in a manner that shortens the period over which Continued Compensation is paid (and, thus, the number of monthly installments payable) but does not reduce the amount of a monthly installment that would be paid but for this subsection 4(g).
                                                 ---------------

              (iii) If the Accounting Firm determines that one or more Payments should be reduced to the Reduced Amount, the Company shall promptly notify Executive of that determination, sending a copy of the detailed calculations by the Accounting Firm. All determinations made by the Accounting Firm under this subsection 4(g) are binding upon the Company and Executive and
                ---------------
shall be made within 60 days after Executive's employment termination, unless reasonable cause requires an extension of time. The Accounting Firm shall furnish written notice to the Company and Executive of any required extension before the end of the 60-day period; but the Accounting Firm shall make its determinations under this Section as soon as possible and not later than six months after Executive's employment termination.

              (iv) It is the intention of the Company and Executive to reduce one or more Payments only to avoid the excise tax imposed by Section 4999 of the Code. However, it is possible that, as a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm under this Section, amounts shall have been paid or distributed to or for the benefit of Executive, which amounts should not have been so paid or distributed ("Overpayment"), or that additional amounts not paid or distributed to or for the benefit of Executive could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan ab initio to Executive, which loan Executive shall repay to the Company together with interest at the applicable federal rate under Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount is payable by Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Executive is subject to tax under Section 1 or 4999 of the Code or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Accounting Firm shall promptly notify the Company of the amount of the Underpayment. The Company shall take action to address the Underpayment in a manner that as nearly as possible restores Executive to the position he would have been in if there had been no Underpayment.

              (h)   Covenant Not to Compete.
                    -----------------------

                    (i) Executive agrees that if his employment terminates for any reason during the Employment Period, then during the period in which Executive is entitled to Continued Compensation under Section 4, he shall not
                                                      ---------
serve as an employee of, or become a director of, or render advisory or other services for, or in connection with, or make any substantial financial investment in a bank or other financial institution that has an office in Wood County, West Virginia, and Washington County, Ohio. Executive further agrees that during the period in which Executive is entitled to Continued Compensation under Section 4, he shall not actively induce any Company employee to terminate
      ---------
employment with the Company in favor of promised or prospective employment with or on behalf of Executive or Executive's post-termination employer.

              (ii) Executive agrees and acknowledges that any breach or threatened violation of the covenants contained in this subsection 4(h) shall
                                                        ---------------
cause irreparable injury to the Company, and that the remedy at law for any such breach or threatened violation shall be inadequate, and that the Company shall be entitled to appropriate equitable relief.

              (iii)  The covenants contained in this  subsection 4(h) shall
                                                      ---------------
inure to the benefit of the Company and its affiliated employers and subsidiaries and their successors.

              (iv) The restrictions contained in this  subsection 4(h) are
                                                       ---------------
considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company.

              (v)  Notwithstanding  subsections 3(a), 3(b) or  Section 4, if
                                    ----------------------     ---------
Executive violates subsection 4(h), any unpaid Continued Compensation shall
                   ---------------
immediately be forfeited as of the date of any violation unless it is being paid pursuant to subsection 4(c)(ii), in which event it shall continue.
            -------------------

   5.   Legal Fees and Expenses.  The Company shall pay all legal fees and
        -----------------------
expenses, if any, incurred by Executive in obtaining, enforcing, or defending any right or benefit provided by this Agreement, whether successful or not. Payments under this Section are not Continued Compensation and are not subject to reduction under any other Section of this Agreement.

   6.   Governing Law.  This Agreement and performance hereunder and all suits,
        -------------
actions and other proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of West Virginia, (except its choice of law provisions to the extent that they would require the application of the laws of a state other than the State of West Virginia), and in any suit, action or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of West Virginia (except its choice of law provisions to the extent that they would require the application of the laws of a state other than the State of West Virginia) shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any suit, action or other proceeding may be instituted.

   7.   Amendment.  This Agreement may not be amended except by the written
        ---------
agreement of Executive and the Company (with the Company acting by adoption of a resolution by the Board recommended by the Committee).

   8.   Binding Effect.  The parties agree that this Agreement is enforceable
        --------------
under the laws of the State of West Virginia. This Agreement is binding on the Company, its successors, and assigns and on Executive and his personal representatives; and the Company will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation (the "Successor Corporation") unless the Successor Corporation shall assume this Agreement, and upon such assumption, Executive and the Successor Corporation shall become obligated to perform the terms and conditions of this Agreement. This Agreement inures to the benefit of and is enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive dies while any amounts are payable under this Agreement, all such amounts, unless otherwise provided, shall be paid in accordance with the terms of this Agreement to Executive's spouse, or if none, to his devisee, legatee, or other designee or, if there be no such designee, to his estate.

   9.   Notice.  For purposes of this Agreement, notices and all other
        ------
communications shall be in writing and are effective when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to Executive or his personal representative at his last known address. All notices to the Company shall be directed to the attention of the Chairman of the Board. Such other addresses may be used as either party may have furnished to the other in writing. Notices of change of address are effective only upon receipt.

   10.   Miscellaneous.  No provision of this Agreement may be modified, waived,
         -------------
or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Executive and the Company. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. The invalidity or unenforceability of any provision of this Agreement does not affect the validity or enforceability of any other provision of this Agreement, which remains in full force and effect.

   11.   No Assignment.  Executive may not assign, alienate, anticipate, or
         -------------
otherwise encumber any rights, duties, or amounts that he might be entitled to receive under this Agreement.

   12.   Term.  Upon execution by the Company and Executive, this Agreement is
         ----
effective as of the Effective Date. This Agreement automatically continues in effect through December 31, 1996, and thereafter through each successive December 31 unless the Company notifies Executive in writing 30 days before the end of any calendar year that this Agreement shall terminate as of the end of that calendar year. After a Change in Control of the Company (as defined in subsection 1(c)), the Company may not terminate this Agreement for 36 months
----------------
from the Control Change Date (although this Agreement may terminate automatically under subsection 4(a)); and this Agreement automatically
                     ----------------
continues in effect from year to year thereafter unless the Company notifies Executive in writing thirty days before the end of the initial 36-month period or thirty days before any anniversary of the end of that period that this Agreement shall terminate as of that date.

   The parties have executed this Agreement effective as of the 1st day of November, 1996.


                               COMMERCIAL BANCSHARES, INCORPORATED



                               By:   /s/ William E. Mildren, Jr.
                                    ---------------------------------
                                       Name:  William E. Mildren, Jr.
                                       Title: Chairman, President and
                                              Chief Executive Officer



                               EXECUTIVE



                                     /s/ William E. Mildren, Jr.
                                    ---------------------------------
                                        William E. Mildren, Jr.